As filed with the Securities and Exchange Commission on September 22, 1998
                                 Registration Nos. 333-_____ and 333-______
==============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                        ---------------------------
                                  Form S-8
                           REGISTRATION STATEMENT
                                 UNDER THE
                           SECURITIES ACT OF 1933

Corporate Property Investors, Inc.         Corporate Realty Consultants, Inc.
   (Exact name of registrant as               (Exact name of registrant as
     specified in its charter)                  specified in its charter)
              Delaware                                   Delaware
  (State or other jurisdiction of            (State or other jurisdiction of
   incorporation or organization)             incorporation or organization)
             046268599                                  13-2838638
(I.R.S. Employer Identification No.)       (I.R.S. Employer Identification No.)
     Three Dag Hammarskjold Plaza               Three Dag Hammarskjold Plaza
        305 East 47th Street                       305 East 47th Street
       New York, New York 10017                 New York, New York 10017
           (212) 421-8200                            (212) 421-8200
    (Address and telephone number             (Address and telephone number
   of principal executive offices)           of principal executive offices)
       1993 Share Option Plan                    1993 Share Option Plan
of Corporate Property Investors, Inc.     of Corporate Property Investors, Inc.

    Employee Share Purchase Plan              Employee Share Purchase Plan
of Corporate Property Investors, Inc.     of Corporate Property Investors, Inc.
      (Full title of the plan)                  (Full title of the plan)
                        ---------------------------

                           Harold E. Rolfe, Esq.
                     Vice President and General Counsel
                     Corporate Property Investors, Inc.
                        Three Dag Hammarskjold Plaza
                            305 East 47th Street
                          New York, New York 10017
                               (212) 421-8200
         (Name, address and telephone number of agent for service)
                               with copies to
                           Robert Rosenman, Esq.
                          Cravath, Swaine & Moore
                              Worldwide Plaza
                             825 Eighth Avenue
                          New York, New York 10019
                               (212) 474-1000
                        ---------------------------

                      CALCULATION OF REGISTRATION FEE

===============================================================================
                                        Proposed   Proposed
Title of                                Maximum    Maximum
Securities                  Amount      Offering   Aggregate         Amount of
to be                       to be       Price per  Offering          Registra-
Registered                  Registered  Share      Price             tion Fee
-------------------------------------------------------------------------------
Common Stock, par value
$.01 per share ("CPI
Common Stock"), of
Corporate Property
Investors, Inc. ("CPI")
paired with 1/10th of a
share ("CRC Common Stock"),
of Corporate Realty
Consultants, Inc. ("CRC")...  62,835(1) $120.50(2) $ 7,571,617.50(2)
-------------------------------------------------------------------------------
CPI Common Stock paired
with 1/10th of a share of
CRC Common Stock............ 160,368(1) $138.83(2) $22,263,889.44(2)
-------------------------------------------------------------------------------
CPI Common Stock paired
with 1/10th of a share of
CRC Common Stock............ 463,116(3) $164.50(4) $ 76,182,582(4)   $32,162.67
===============================================================================

(1) Shares issuable pursuant to the 1993 Share Option Plan of CPI (the "CPI Option Plan"). Following the merger of a substantially wholly owned subsidiary of CPI with and into Simon DeBartolo Group, Inc. ("SDG") pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of February 18, 1998, among SDG and CPI and CRC, each option to purchase one share of CPI Common Stock will be converted into an option to purchase approximately 5.4 shares of Common Stock, par value $.0001 per share, of Simon Property Group, Inc. ("SPG Common Stock") each paired with 1/100th of a share of Common Stock, par value $.0001 per share, of SPG Realty Consultants, Inc. in accordance with the anti-dilution provisions of the CPI Option Plan. Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), any additional shares issued pursuant to such anti-dilution provisions shall also be deemed registered.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (h)(1) under the Securities Act based on a weighted average of the exercise price of options to purchase CPI Common Stock issued under the 1993 Share Option Plan of Corporate Property Investors, Inc.

(3)  Shares registered for resale hereunder.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(b) under the Securities Act based upon the terms of the Merger Agreement by adding (i) the average of the high and low sales price per share of the Common Stock of SDG on the New York Stock Exchange on September 17, 1998, multiplied by 2.0818; (ii) $90; and (iii) $19, the liquidation preference of the Series B Preferred Stock of SPG to be issued in connection with the Merger.

===============================================================================

                          PROSPECTUS

              CORPORATE PROPERTY INVESTORS, INC.
          (to be renamed Simon Property Group, Inc.)

              CORPORATE REALTY CONSULTANTS, INC.
         (to be renamed SPG Realty Consultants, Inc.)


                463,116 shares of Common Stock
            of Corporate Property Investors, Inc.
      each paired with 1/10th of a share of Common Stock
            of Corporate Realty Consultants, Inc.

          This Prospectus covers the offering for resale of shares (the "Shares") of Common Stock, par value $.01 per share, of Corporate Property Investors, Inc. ("CPI"), to be renamed Simon Property Group, Inc. ("SPG") upon consummation of the merger (the "Merger") of a substantially wholly owned subsidiary of CPI with and into Simon DeBartolo Group, Inc. ("SDG"), paired with Common Stock, par value $.10 per share, of Corporate Realty Consultants, Inc. ("CRC"), to be renamed SPG Realty Consultants, Inc. ("SRC") upon consummation of the Merger, by the Selling Stockholders named herein under "Selling Stockholders", who acquired their Shares pursuant to the Employee Share Purchase Plan of Corporate Property Investors, Inc. Neither CPI nor CRC will not receive any proceeds from the sale of the Shares covered by this Prospectus.

          The Shares will be listed on the New York Stock
Exchange under the symbol "SPG" upon consummation of the Merger. Prior to the Merger, the Shares are neither listed on any exchange nor traded on any quotation system.

          Following the Merger, the shares covered by this
Prospectus may be offered for sale from time to time on the
New York Stock Exchange or otherwise, at prices then
obtainable.
                         ----------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
       BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
           STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY
           STATE SECURITIES COMMISSION PASSED UPON
         THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A
                      CRIMINAL OFFENSE.
                         ----------
      The date of this Prospectus is September 22, 1998

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED BY CPI OR CRC TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN AS CONTAINED IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION WITHIN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                    AVAILABLE INFORMATION

          CPI and CRC are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 7 world Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site (htt://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. In addition, following the consummation of the Merger which is anticipated to occur on September 24, 1998, the Shares will be listed on the NYSE, and SPG will be required to file reports, proxy and information statements and other information with the NYSE. These documents can be inspected at the principal office of the NYSE, 11 Wall Street, New York, New York 10005.

          CPI and CRC have filed with the Commission a Registration Statement on Form S-8 (including any amendments or supplements thereto, the "Registration Statement") under the Securities Act with respect to the Shares offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of such documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the

Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities and regional offices referred to above.

                  INCORPORATION BY REFERENCE

          CPI and CRC hereby incorporate in this Prospectus by reference the joint Registration Statement of CPI and CRC on Form S-4 filed with the Commission on August 13, 1998.

          All documents filed by CPI or CRC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

          CPI and CRC hereby undertake to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Prior to the effective time of the Merger, requests for such copies should be directed to William J. Lyons, Secretary, Corporate Property Investors, Inc., Three Dag Hammarskjold Plaza, 305 East 47th Street, New York, New York 10017. After the effective time of the Merger, requests for such copies should be directed to James M. Barkley, Secretary, Simon Property Group, Inc., 115 West Washington Street, Indianapolis, Indiana 46204.

                     SELLING STOCKHOLDERS

          Set forth below for each of the Selling
Stockholders is the number of Shares that may be sold by such Selling Stockholder hereunder. All Selling

Stockholders are current or former employees of CPI or CRC, or family members of such employees, and all such Shares were acquired pursuant to the Employee Share Purchase Plan of CPI. No Selling Stockholder will own more than 1% of the outstanding Shares upon completion of this offering. All Shares being offered by Selling Stockholders pursuant to this Prospectus are currently subject to liens for loans in connection with the purchase of such Shares by such Selling Stockholders. Such loans must be repaid and the liens removed prior to any sale of such Shares to be sold pursuant to this Prospectus. See "Plan of Distribution."


       Name of                        Number of
Selling Stockholder and             Shares Owned by       Number of Shares
       Position                   Selling Stockholder     to be Offered by
       with CPI                         Prior to              Selling
       or CRC(1)                   September 22, 1998       Stockholder

Alfred K. Barr .....................      3,500                3,500
Elizabeth Behnke ...................        644                  325
Daniel J. Cohen ....................      6,453                6,250

Richard H. Davis ...................      5,267                5,189
Disque D. Deane ....................    130,690               95,000
Nick Dialynas ......................      5,500                5,500
Michael K. Elleman .................      1,000                1,000
Donald E. Faughnan .................      5,000                5,000
Martin G. Fell
  Senior Vice President of
  CPI and CRC ......................     13,610               13,500
Deborah Georgetti ..................        500                  500
Marshall Goldstein .................      1,000                1,000
Warren G. Hamer ....................        500                  500
Michael L. Johnson
  Chief Financial Officer and
  Senior Vice President of CPI
  and CRC ..........................     12,500               12,500
Marvin and Sang Nyo Lifschitz ......     14,733               14,733
Marian Lowenfish ...................      2,500                2,500
Robert Lowenfish ...................      7,500                7,500
Robert and Marian Lowenfish ........        250                  250
William J. Lyons ...................     13,651(2)            13,289
Anna T. Lyons ......................      7,778                7,778
David Lawrence and Cathy Jo
Mack ...............................      2,000                2,000
David L. Mack ......................      9,528(3)             9,000
Joseph Maggiore ....................      4,779                4,500
Michael J. Maloney
  Senior Vice President of
  CPI and CRC ......................     16,500               16,500
Hans C. Mautner
  Chairman of the Board,
  Chief Executive Officer
  and Director of CPI and CRC ......    133,767              130,000
James O'Brien ......................      5,500                5,500
Daniel Palmieri ....................      9,830                7,000
Harold E. Rolfe ....................      3,200                3,200
Robert J. Ross .....................      7,900                7,900
Harvey Rudman ......................     12,026               11,435
William R. Russell, III ............      6,000                6,000
James Selonick .....................      9,672                9,500
Mark S. Ticotin
  President of CPI and CRC .........     22,000               22,000
Bruce S. and Lori M. Tobin .........      3,200                3,200
Lori M. Tobin ......................     14,300               14,300
Patricia Vitelli ...................      1,500                1,500

       Name of                        Number of
Selling Stockholder and             Shares Owned by       Number of Shares
       Position                   Selling Stockholder     to be Offered by
       with CPI                         Prior to              Selling
       or CRC(1)                   September 22, 1998       Stockholder

John J. and Corrine Walker ............      4,267             4,267
Lois Weiss ............................      3,000             3,000
Clelia LeBoutillier Zacharias .........      5,000             5,000
Thomas E. Zacharias ...................      1,500             1,500

-------------------

(1) Title of position with CPI or CRC listed for directors and executive officers only.

(2)  Includes 362 Shares held by William J. Lyons as
     Custodian for William J. Lyons III.

(3)  Includes an aggregate 528 Shares held by David Lawrence
     Mack as Custodian for Joshua David Mack, Megan Joan Mack and Ryan T. Mack.

                     PLAN OF DISTRIBUTION

          Neither CPI nor CRC is aware of any plan of distribution with respect to Selling Stockholders. Distribution of the Shares by the Selling Stockholders may be effected from time to time in one or more transactions (which may involve block transactions) (i) after the effective time of the Merger, on the New York Stock Exchange, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchange or in the over- the-counter market or (iv) in a combination of any such transactions. Such transactions may be effected by the Selling Stockholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and may receive commissions from the purchasers of Shares for whom they may act as agent. All Shares being offered by Selling Stockholders pursuant to this Prospectus are currently subject to liens for loans in connection with the purchase of such Shares by such Selling Stockholders. Such loans must be repaid and the liens removed prior to any sale of such Shares to be sold pursuant to this Prospectus. The amount of Shares to be reoffered or resold pursuant to this Prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling securities of CPI or CRC, may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act.

                           EXPERTS

          The audited financial statements and schedule of SDG incorporated by reference in this Registration Statement have been audited, and the pro forma combined condensed balance sheet as of December 31, 1997 and the pro forma combined condensed statement of operations for the year ended December 31, 1997 of SPG incorporated by reference in this Registration Statement, have been examined by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

          The audited financial statements of CPI and CRC at December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 incorporated by reference in this Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports incorporated by reference herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                           Part II

      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

          The joint Registration Statement of Corporate Property Investors, Inc., a Delaware corporation ("CPI"), and Corporate Realty Consultants, Inc., a Delaware corporation ("CRC"), on Form S-4 filed with the Securities and Exchange Commission (the "SEC") on August 13, 1998 is hereby incorporated by reference herein.

          In addition, all documents subsequently filed by CPI or CRC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or supersede, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Terms of CPI Common Stock and CRC Common Stock

          The following is a description of the securities being registered pursuant to this Registration Statement by CPI and CRC prior to the merger (the "Merger") of a substantially wholly owned subsidiary of CPI with and into Simon DeBartolo Group, Inc. ("SDG") pursuant to an Agreement and Plan of Merger dated as of February 18, 1998, among SDG and CPI and CRC (the "Merger Agreement"):

          The title of the securities being registered by CPI pursuant to this Registration Statement is the Common Stock, par value $.01 per share, of CPI (the "CPI Common Stock"), and the title of the securities being registered by CRC pursuant to this Registration Statement is the Common Stock, par value $.10 per share, of CRC (the "CRC Common

Stock"). Each share of CPI Common Stock is paired with a related beneficial interest in 1/10th of a share of CRC Common Stock. All outstanding CRC Common Stock is held in trust (the "CRC Trust") for the ratable benefit of holders of CPI Common Stock or in trust (the "CRC Trust II" and, together with the CRC Trust, the "CRC Trusts") for the ratable benefit of holders of the 6.50% First Series Preferred Stock, par value $1,000 per share, of CPI (the "CPI First Series Preferred Stock") in proportion to the number of shares of CPI Common Stock or CPI First Series Preferred Stock held by them pursuant to a Trust Agreement dated as of October 30, 1979, among the stockholders of CPI, CRC and First Jersey National Bank as trustee (the "Common Stock Trust Agreement"), and a Trust Agreement dated as of August 26, 1994, among the holders of the CPI First Series Preference Shares, CRC and Bank of Montreal Trust Company as trustee (the "Preference Shares Trust Agreement" and, together with the Common Stock Trust Agreement, the "Trust Agreements"), respectively. All currently outstanding shares of CPI Common Stock and CRC Common Stock being registered hereby are, and all shares of CPI Common Stock and CRC Common Stock issued upon the exercise of options pursuant to the 1993 Share Option Plan of CPI will be, fully paid and non-assessable.

          Dividends

          Subject to applicable law and the rights of the holders of shares of CPI First Series Preferred Stock or any other class or series of stock having a preference over or the right to participate with the shares of CPI Common Stock with respect to the payment of dividends, dividends may be declared and paid on the CPI Common Stock at such times and in such amounts as the Board of Directors of CPI in its discretion may determine.

          Subject to applicable law, dividends may be declared and paid on CRC Common Stock. The Trust Agreements provide that all cash dividends and other assets received by the trustee for the relevant CRC Trust, exclusive of shares of stock, warrants and rights to purchase shares of stock, of CRC, will be distributed currently by such trustee to the beneficiaries of the CRC Trust in proportion to the respective number of shares of CPI Common Stock and CPI First Series Preferred Stock held by such stockholder.

          Conversion; Sinking Fund; Preemption Rights;
          Redemption

          Neither the CPI Common Stock nor the CRC Common Stock is convertible. Holders of shares of CPI Common Stock and CRC Common Stock have no sinking fund rights' redemption rights or preemptive rights to subscribe for any securities of CPI or CRC.

          Voting Rights; Classification of Board of Directors

          Holders of shares of CPI Common Stock are entitled to one vote for each such share upon all questions presented to the stockholders; provided that, except as otherwise required by law, the holders of CPI Common Stock are not entitled to vote on certain amendments to CPI's Certificate of Incorporation that relate solely to the terms of the CPI First Series Preferred Stock. The affirmative vote of the holders of a majority in voting power of the stock of CPI is required to increase or decrease the number of authorized shares of CPI Common Stock. The affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of CPI entitled to vote generally in the election of directors ("Voting Stock") is required for the stockholders to alter, amend or repeal any provision of CPI's By-laws or to adopt any new By-law, or to amend the provisions of CPI's Certificate of Incorporation establishing such requirement. The affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock is also required to remove a CPI director from office for cause, to amend certain provisions of CPI's Certificate of Incorporation with respect to the number, term and election of directors and the provisions relating the amendments to CPI's Certificate of Incorporation.

          Holders of shares of CRC Common Stock are entitled to one vote for each such share upon all questions presented to the stockholders. Neither the holders of CPI Common Stock nor the holders of CRC Common Stock have cumulative voting rights.

          CPI's Board of Directors is divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire CPI Board of Directors. The initial term of the Class I directors expires in 1999, the initial term of the Class II directors expires in 2000 and the initial term of the Class III directors expires in 2001. CRC's Board of Directors is not classified.

          Liquidation Rights

          Upon the dissolution, liquidation or winding up of CPI, subject to the rights of the holders of CPI First Series Preferred Stock or any other class or series having a preference over or the right to participate with the CPI Common Stock with respect to the distribution of CPI's assets upon such dissolution, liquidation or winding up of CPI, the holders of shares of CPI Common Stock will be entitled to receive the assets of CPI available for distribution to its stockholders ratably in proportion to the number of shares held by them.

          Upon the dissolution of CPI, the CRC Trusts will terminate and the assets of such trusts will be transferred and assigned to the beneficiaries of such CRC Trust.

          Restrictions on Alienability

          Each of the Trust Agreements provides that the beneficial interest of the shares of CRC Common Stock held in trust is not transferable separately but only by and as part of a transfer of shares of CPI Common Stock or CPI First Series, and every sale or transfer of CPI Common Stock or CPI First Series Preferred Stock is required to include all or a proportionate part of such transferor's beneficial interest in the shares of stock of CRC or in any other assets held in the CRC Trust.

Terms of Simon Group Common Stock and SPG Common Stock

          The following is a description of the terms of the securities being registered hereby from and after the Merger:

          At the effective time of the Merger, (i) CPI will be renamed Simon Property Group, Inc. ("Simon"), (ii) CRC will be renamed SPG Realty Consultants, Inc. ("SPG"), (iii) each share of CPI Common Stock will be converted into one share of Common Stock, par value $.0001 per share, of Simon ("Simon Common Stock") and (iv) each share of Simon Common Stock will be paired with a beneficial interest in 1/100th of a share of Common Stock, par value $.0001 per share, of SPG ("SPG Common Stock"). Each share of Simon Common Stock and SPG Common Stock will be fully paid and non-assessable.

          Dividends

          Subject to preferential rights of holders of Preferred Stock, par value $.0001 per share, of Simon ("Simon Preferred Stock"), the holders of Simon Common Stock will be entitled to receive ratably, together with the holders of Class B Common Stock, par value $.0001 per share, of Simon ("Simon Class B Common Stock") and Class C Common Stock, par value $.0001 per share, of Simon ("Simon Class C Common Stock"), such dividends as may be declared by the

Simon Board of Directors out of funds legally available therefor.

          The Board of Directors of SPG will be permitted to declare dividends or other distributions on the SPG Common Stock at such times and in such amounts as it deems advisable. The terms of the Trust Agreements will continue to apply with respect to the payment of dividends on SPG Common Stock after the Merger. See "--Terms of CPI Common Stock and CRC Common Stock--Dividends."

          Conversion; Sinking Fund; Preemption Rights;
          Redemption

          Neither the Simon Common Stock nor the SPG Common Stock will be convertible. Holders of shares of Simon Common Stock and SPG Common Stock will have no sinking fund rights, redemption rights or preemptive rights to subscribe for any securities of Simon or SPG.

          Voting Rights; Classification of Board of Directors

          Holders of Simon Common Stock will be entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, other than the election of directors elected exclusively by the holders of Simon Class B Common Stock and the election of directors elected exclusively by the holders of Simon Class C Common Stock. The Restated Certificate of Incorporation of Simon will provide that, subject to any separate rights of holders of Simon Preferred Stock, any vacancies on the Simon Board of Directors resulting from death, disability, resignation, retirement, disqualification, removal from office, or other cause will be filled by a vote of the stockholders or a majority of the directors then in office. The Restated Certificate of Incorporation of Simon also provides that, subject to the right of holders of any class or series separately entitled to elect one or more directors, if any such right has been granted, directors may be removed with or without cause upon the affirmative vote of holders of at least a majority of the voting power of all the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class. Holders of Simon Common Stock will have no right to cumulative voting for the election of directors.

          Pursuant to the Restated Certificate of
Incorporation of Simon and subject to certain exceptions, Simon directors will be elected by each of three classes of Simon Common Stock for one year terms. The holders of Simon Class B Common Stock will be entitled to elect four directors of Simon, unless their portion of the aggregate equity interest of Simon decreases to less than 50% of the amount that they owned as of August 9, 1996, in which case they will be entitled to elect only two directors of Simon. The holders of Simon Class C Common Stock will be entitled to elect two directors of Simon, unless their portion of the aggregate equity interest of Simon decreases to less than 50% of the amount that they owned as of August 9, 1996, in which case they will be entitled to elect only one director of Simon. The remainder of the Simon directors will be elected by holders of Simon Common Stock.

          Each share of SPG Common Stock will have one vote. Directors of SPG may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the combined voting power of all classes of shares of capital stock of SPG entitled to vote in the election for directors voting together as a single class. Shares of SPG Common Stock will have no cumulative voting rights.

          Liquidation Rights

          If Simon is liquidated, subject to the rights of the holders of Simon Preferred Stock (including any excess preferred stock of Simon into which shares of such series has been converted) to receive preferential distributions, each outstanding share of Simon Common Stock will be entitled to participate pro rata, together with holders of Simon Class B Common Stock and Simon Class C Common Stock, including shares of Excess Common Stock, par value $.0001 per share, of Simon, if any, in the assets remaining after payment of, or adequate provision for, all known debts and liabilities of Simon.

          Restrictions on Alienability

          Each of the Trust Agreements provides that the beneficial interest of the shares of SPG Common Stock held in trust will not be transferable separately but only by and as part of a transfer of shares of Simon Common Stock or certain other classes of capital stock of Simon, and every sale or transfer of Simon Common Stock is required to include all or a proportionate part of such transferor's beneficial interest in the shares of stock of SPG or in any other assets held in the CRC Trust.

         Ownership Limitations

          The Restated Certificate of Incorporation of Simon contains certain restrictions on the number of shares of capital stock of Simon (including the Simon Common Stock) that individual stockholders may own in order for Simon to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). The Restated Certificate of Incorporation of Simon will provide that, subject to certain specified exceptions, no stockholders may own or be deemed to own by virtue of the attribution provisions of the Code, more than the ownership limit (the "Ownership Limit"), which is equal to 8% (18% in the case of members of the immediate family and other lineal descendants of Melvin Simon, Herbert Simon and David Simon) of any class of capital stock of Simon (calculated based on the lower of outstanding shares, voting power or value). In the event of a purported transfer or other event that would, if effective, result in the ownership of shares of stock in violation of the Ownership Limit, such transfer or other event with respect to that number of shares that would be owned by the transferee in excess of the Ownership Limit would be deemed void ab initio and the intended transferee would acquire no rights in such shares of stock. The Restated Certificate of Incorporation of Simon will also provide that in the event of a purported issuance or transfer that would, if effective, result in Simon being beneficially owned by fewer than 100 persons, such issuance or transfer would be deemed null and void ab initio, and the intended transferee would acquire no rights to the stock.


Item 5.  Interests of Named Experts and Counsel.

          The validity of the shares of CPI Common Stock and CRC Common Stock offered hereby has been passed upon by Cravath, Swaine & Moore, New York, New York. Certain partners of Cravath, Swaine & Moore (or trusts for the benefit of their families) owned, as of May 13, 1998, an aggregate of 24,729 shares of CPI Common Stock and related beneficial interests in CRC Common Stock.

Item 6.  Indemnification of Directors and Officers.

          The Certificate of Incorporation and the By-laws of CPI provide that a director of CPI will not be personally liable to CPI or its stockholders for monetary damages for breach of fiduciary duty as a CPI director to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL") or by any other applicable law. The Certificate of Incorporation and By-laws of CPI also provide that if the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then a director of CPI, in addition to the circumstances in which he is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the DGCL as so amended. CPI's By-laws limit the rights of CPI directors and officers to receive indemnification in connection with proceedings initiated by directors or officers of CPI to only those cases where such proceeding was authorized by CPI's Board of Directors or is a proceeding to enforce such person's claim to indemnification pursuant to the rights granted by CPI's By- laws. CPI's By-laws also provide that CPI shall pay the expenses incurred by such person in defending any such proceeding in advance of its final disposition upon receipt (unless CPI upon authorization of the CPI Board of Directors waives such requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by CPI.

          CRC's By-laws require CRC to indemnify, to the fullest extent permitted by law, any CRC director or officer made, or threatened to be made, a party to an action, suit, or proceeding (whether civil, criminal, administrative, or investigative) by reason of the fact that he is or was a director, officer or employee of CRC or serves or served any other enterprise at the request of CRC.

          Because CPI and CRC are Delaware corporations, their directors and executive officers have certain rights to indemnification under Delaware law in addition to those described above. The DGCL generally permits indemnification for expenses incurred in the defense or settlement of third-party actions or action by or in right of the corporation, and for judgments in third party actions, provided there is a determination by directors who were not parties to the action, or if directed by such directors, by independent legal counsel or by a majority vote of a quorum of the stockholders, that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, or in a criminal proceeding that the person had no reason to believe his or her conduct to be unlawful. Without court approval, however, no indemnification may be made in respect of any action by or in right of the corporation in which such person is adjudged liable. The DGCL states that the indemnification provided by statute shall not be deemed exclusive of any rights under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. The liability of officers may not be eliminated or limited under Delaware law.

          Both CPI and CRC carry liability insurance for their directors and officers.

Item 7.  Exemption from Registration Claimed.

          CPI and CRC have issued and sold an aggregate 463,116 shares of CPI Common Stock paired with related beneficial interests in CRC Common Stock pursuant to the Employee Share Purchase Plan of CPI to certain employees of CPI and CRC and their families who may sell shares pursuant to the Prospectus contained herein. The issuances were deemed to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof as transactions that did not involve any public offering. The CPI and CRC employees and family members to whom such shares were issued were provided with adequate information about CPI and CRC.


Item 8.  Exhibits.

4.1 Trust Agreement, dated as of October 30, 1979, among holders of CPI Common Stock and CRC and First Jersey National Bank, as Trustee. (Incorporated by reference to the Registration Statement on Form S-4 filed by CPI and CRC August 13, 1998, Exhibit 4.7).

4.2 Trust Agreement, dated as of August 26, 1994, among the holders of the 6.50% First Series Preference Shares of CPI, CRC and Bank of Montreal Trust Company, as Trustee. (Incorporated by reference to the Registration Statement on Form S-4 filed by CPI and CRC August 13, 1998,
     Exhibit 4.8).

5.1  Opinion of Cravath, Swaine & Moore.

23.1 Consent of Arthur Andersen LLP.

23.2 Consent of Ernst & Young LLP.

23.3 Consent of Cravath, Swaine & Moore (included in the opinion filed as Exhibit 5.1).

24.1 Power of Attorney.


Item 9.  Undertakings.

          The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of each of the Registrant's annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, September 22, 1998.



                              CORPORATE PROPERTY INVESTORS, INC.



                              By:  /s/ Michael L. Johnson
                                 ------------------------------
                                 Michael L. Johnson
                                 Chief Financial Officer
                                 and Senior Vice President



                              CORPORATE REALTY CONSULTANTS, INC.



                              By:  /s/ Michael L. Johnson
                                 ------------------------------
                                 Michael L. Johnson
                                 Chief Financial Officer
                                 and Senior Vice President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in their capacities at Corporate
Property Investors, Inc. and on the dates indicated.


       Signature                  Title                           Date

            *              Chairman of the Board, Chief      September 22, 1998
-------------------------  Executive Officer and Director
Hans C. Mautner            (Principal Executive Officer)


/s/ Michael L. Johnson     Chief Financial Officer and       September 22, 1998
------------------------   Senior Vice President (Principal
Michael L. Johnson         Financial Officer)


/s/ Daniel J. Cohen        Vice President and Controller     September 22, 1998
------------------------   (Principal Accounting Officer)
Daniel J. Cohen


------------------------   Director                          September 22, 1998
Abdlatif Y. Al-Hamad


------------------------   Director                          September 22, 1998
Saleh F. Alzouman


           *               Director                          September 22, 1998
-----------------------
Robert E. Angelica


           *               Director                          September 22, 1998
-----------------------
Gilbert Butler


           *               Director                          September 22, 1998
-----------------------
David P. Feldman


------------------------   Director                          September 22, 1998
Andrea Geisser


           *               Director                          September 22, 1998
-----------------------
Damon Mezzacappa


           *               Director                          September 22, 1998
-----------------------
S. Lawrence Prendergast


           *               Director                          September 22, 1998
------------------------
Daniel Rose


           *               Director                          September 22, 1998
------------------------
Dirk van den Bos


           *               Director                          September 22, 1998
------------------------
Jan H.W.R. van der Vlist

*By /s/ Michael L. Johnson
   -----------------------
    Michael L. Johnson
    Attorney-in-fact
    pursuant to a power
    of attorney filed
    herewith as part of this
    Registration Statement

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in their capacities at Corporate
Realty Consultants, Inc. and on the dates indicated.



       Signature                  Title                           Date


            *              Chairman of the Board, Chief      September 22, 1998
------------------------   Executive Officer and Director
Hans C. Mautner            (Principal Executive Officer)


/s/ Michael L. Johnson     Chief Financial Officer and       September 22, 1998
------------------------   Senior Vice President (Principal
Michael L. Johnson         Financial Officer)


/s/ Daniel J. Cohen        Vice President and Controller     September 22, 1998
------------------------   (Principal Accounting Officer)


           *               Director                          September 22, 1998
-----------------------
David P. Feldman


------------------------   Director                          September 22, 1998
Andrea Geisser


*By /s/ Michael L. Johnson
    Michael L. Johnson
    Attorney-in-fact
    pursuant to a power
    of attorney filed
    herewith as part of this
    Registration Statement

                        EXHIBIT INDEX


Exhibit No.


4.1 Trust Agreement, dated as of October 30, 1979, among holders of CPI Common Stock and CRC and First Jersey National Bank, as Trustee. (Incorporated by reference to the Registration Statement on Form S-4 filed by CPI and CRC August 13, 1998, Exhibit 4.7).

4.2 Trust Agreement, dated as of August 26, 1994, among the holders of the 6.50% First Series Preference Shares of CPI, CRC and Bank of Montreal Trust Company, as Trustee. (Incorporated by reference to the Registration Statement on Form S-4 filed by CPI and CRC August 13, 1998,
     Exhibit 4.8).

5.1  Opinion of Cravath, Swaine & Moore.

23.1 Consent of Arthur Andersen LLP.

23.2 Consent of Ernst & Young LLP.

23.3 Consent of Cravath, Swaine & Moore (included in the opinion filed as Exhibit 5.1).

24.1 Power of Attorney.

                                                  EXHIBIT 5.1


                       [Letterhead of]

                   CRAVATH, SWAINE & MOORE
                      [New York Office]




                                           September 22, 1998


              Corporate Property Investors, Inc.
              Corporate Realty Consultants, Inc.
              Registration Statement on Form S-8


Ladies and Gentlemen:

          We have acted as counsel for Corporate Property Investors, Inc., a Delaware corporation ("CPI"), and Corporate Realty Consultants, Inc., a Delaware corporation ("CRC"), in connection with the registration by CPI and CRC under the Securities Act of 1933 (the "Act") of 686,319 shares of Common Stock, par value $.01 per share, of CPI (the "CPI Common Stock"), each paired with 1/10th of a share of Common Stock, par value $.10 per share, of CRC (the "CRC Common Stock"), pursuant to a registration statement on Form S-8 (the "Registration Statement") to which this opinion is being filed as an exhibit. 223,203 of such shares of CPI Common Stock and CRC Common Stock (collectively, the "Common Stock") are proposed to be issued pursuant to the 1993 Share of Option Plan of Corporate Property Investors, Inc. (the "Option Plan"). The remaining 463,116 of such shares of Common Stock were issued under the Employee Share Purchase Plan of Corporate Property Investors, Inc. (the "Share Purchase Plan") and are being resold pursuant to a Prospectus included in the Registration Statement.

          In that connection, we have examined originals, or copies certified or otherwise identified to our satis-faction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including (a) the Certificate of Incorporation of CPI; (b) the By-laws of CPI; (c) the Certificate of Incorporation of CRC; (d) the By-laws of CRC;
(d) the Option Plan; and (e) the Share Purchase Plan.

          Based upon the foregoing, we are of the opinion that (i) the shares of Common Stock issued pursuant to the Share Purchase Plan are duly authorized, validly issued, fully paid and nonassessable and (ii) when the shares of Common Stock are issued in accordance with the terms of the Option Plan, the shares of Common Stock issued pursuant to such Option Plan will be duly authorized, validly issued, fully paid and nonassessable.

          We are admitted to practice in the State of New
York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

          We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Interests of Named Experts and Counsel" in the Registration Statement.


                              Very truly yours,

                              /s/ Cravath, Swaine & Moore


Corporate Property Investors, Inc.
Corporate Realty Consultants, Inc.
   Three Dag Hammarskjold Plaza
      305 East 47th Street
         New York, NY 10017-2391

                                                 EXHIBIT 23.1


          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 17, 1998 included in Simon DeBartolo Group, Inc.'s Form 10-K/A for the year ended December 31, 1997, and incorporated by reference in the Joint Proxy Statement/Prospectus of Simon DeBartolo Group, Inc., Corporate Property Investors, Inc. and Corporate Realty Consultants, Inc., dated August 13, 1998 (the "Proxy Statement/Prospectus") and to the incorporation by reference of our examination report dated August 12, 1998, on the pro forma combined condensed financial statements of Simon Property Group, Inc. and SPG Realty Consultants, Inc., as of and for the year ended December 31, 1997, included in the Proxy Statement/Prospectus and all references to our Firm included in this Registration Statement.



                              /s/ Arthur Andersen LLP
                              ----------------------------
                              ARTHUR ANDERSEN LLP

Indianapolis, Indiana,
September 17, 1998.

                                                 EXHIBIT 23.2


               Consent of Independent Auditors


We consent to the reference to our Firm under the caption "Experts" in the Registration Statement (Form S-8) with respect to the registration of 223,203 shares of Common Stock of Corporate Property Investors, Inc. paired with 1/10th of a share of Common Stock of Corporate Realty Consultants, Inc. pertaining to the 1993 Share Option Plan of Corporate Property Investors, Inc. and 463,116 shares of Common Stock of Corporate Property Investors, Inc. paired with 1/10th of a share of Corporate Realty Consultants, Inc. pertaining to the Employee Share Purchase Plan and related Prospectus of Corporate Property Investors, Inc. and Corporate Realty Consultants, Inc. and to the incorporation by reference therein of our reports dated February 5, 1998 (except for the note, Commitments, Contingencies and Other Comments item (1), as to which the date is February 19, 1998) relating to Corporate Property Investors, Inc. and June 30, 1998 relating to Corporate Realty Consultants, Inc., with respect to the consolidated financial statements of Corporate Property Investors, Inc. and Corporate Realty Consultants, Inc. included in the Proxy Statement of Simon DeBartolo Group, Inc. that is made part of the Registration Statement (Form S-4 Nos. 333-61399 and 333-61399-01) and Prospectus of
Corporate Property Investors, Inc. and Corporate Realty Consultants, Inc. for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                              /s/ Ernst & Young LLP


                                           New York, New York
September 18, 1998

                                                 EXHIBIT 24.1


                      POWER OF ATTORNEY



          WHEREAS, Corporate Property Investors, Inc., a Delaware corporation ("CPI"), and Corporate Realty Consultants, Inc., a Delaware corporation ("CRC"), propose to file a Registration Statement on Form S-8 (the "Registration Statement") promulgated by the Securities and Exchange Commission under the Securities Act of 1933 (or any successor or other appropriate form) to register the shares of Common Stock, par value $.01 per share, of CPI and related beneficial interests in the Common Stock, par value $.10 per share, of CRC subject to options under the 1993 Share Option Plan of CPI, as amended.


          NOW THEREFORE, each person whose signature appears below hereby authorizes and appoints Hans C. Mautner, Mark S. Ticotin and Michael L. Johnson, and each of them acting individually, as such person's attorney-in-fact, with full power of substitution and resubstitution, to sign and file on such person's behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to the Registration Statement, which amendments may make such changes in the Registration Statement as such attorney-in-fact deems appropriate.

       Signature                  Title                           Date


/s/ Hans C. Mautner        Chairman of the Board, Chief      September 22, 1998
-------------------------  Executive Officer and Director
Hans C. Mautner            of CPI and CRC (Principal
                           Executive Officer of CPI and CRC)


/s/ Michael L. Johnson     Chief Financial Officer and       September 22, 1998
------------------------   Senior Vice President of CPI and
Michael L. Johnson         CRC (Principal Financial Officer
                           of CPI and CRC)


/s/ Daniel J. Cohen        Vice President and Controller of  September 22, 1998
------------------------   CPI and CRC (Principal Accounting
Daniel J. Cohen            Officer of CPI and CRC)


/s/ Abdlatif Y. Al-Hamad
------------------------   Director of CPI                   September 22, 1998
Abdlatif Y. Al-Hamad


/s/ Saleh F. Alzouman
------------------------   Director of CPI                   September 22, 1998
Saleh F. Alzouman


/s/ Robert E. Angelica     Director of CPI                   September 22, 1998
-----------------------
Robert E. Angelica


/s/ Gilbert Butler         Director of CPI                   September 22, 1998
-----------------------
Gilbert Butler


/s/ David P. Feldman       Director of CPI and CRC           September 22, 1998
-----------------------
David P. Feldman


/s/ Andrea Geisser         Director of CPI and CRC           September 22, 1998
------------------------
Andrea Geisser


/s/ Damon Mezzacappa       Director of CPI                   September 22, 1998
-----------------------
Damon Mezzacappa


/s/ S. Lawrence Predergast Director of CPI                   September 22, 1998
--------------------------
S. Lawrence Prendergast


/s/ Daniel Rose            Director of CPI                   September 22, 1998
------------------------
Daniel Rose


/s/ Dirk van den Bos       Director of CPI                   September 22, 1998
------------------------
Dirk van den Bos


/s/Jan H.W.R. van der Vlist Director of CPI                   September 22, 1998
------------------------
Jan H.W.R. van der Vlist

*By /s/ Michael L. Johnson
   -----------------------
    Michael L. Johnson
    Attorney-in-fact
    pursuant to a power
    of attorney filed
    herewith as part of this
    Registration Statement